Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of Shengtai Pharmaceutical, Inc. (the "Company") for the quarter ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Qingtai Liu
Qingtai Liu
Chief Executive Officer
Date: February 14, 2008

/s/ Yizhao Zhang
Yizhao Zhang
Chief Financial Officer
Date: February 14, 2008

A signed original of this written statement required by Section 906 has been provided to Shengtai Pharmaceutical, Inc. and will be retained by Shengtai Pharmaceutical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.